Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. §1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q/A of CBOT Holdings, Inc. (the “Company”) for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bernard W. Dan, as Chief Executive Officer of the Company, and Glen M. Johnson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ BERNARD W. DAN
Bernard W. Dan
President and Chief Executive Officer

Date: September 8, 2005

/S/ GLEN M. JOHNSON
Glen M. Johnson
Senior Vice President and Chief Financial Officer

Date: September 8, 2005